UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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THE ENSIGN GROUP, INC.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement
PROPOSAL 1: ELECTION OF A DIRECTOR
PROPOSAL 2: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3: RATIFICATION OF THE ENSIGN GROUP, INC. 2007 OMNIBUS INCENTIVE PLAN TO PRESERVE OUR ABILITY TO DEDUCT COMPENSATION THAT QUALIFIES AS PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
STOCKHOLDER PROPOSALS
OTHER MATTERS
AVAILABLE INFORMATION
Appendix A

THE ENSIGN GROUP, INC.
27101 Puerta Real, Suite 450
Mission Viejo, California 92691

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2009

TO THE STOCKHOLDERS OF THE ENSIGN GROUP, INC.:

The annual meeting of the stockholders (the “Annual Meeting”) of The Ensign Group, Inc. (the “Company”) will be held at the Company’s Southland Care Center and Home facility, located at 11701 Studebaker Road in Norwalk, California 90650 on Wednesday, May 20, 2009. The Annual Meeting will convene at 10:00 a.m. PDT, to consider and take action on the following proposals:

(1) to elect one member to the Board of Directors to serve until the annual meeting of the Company in 2012 or until a successor has been appointed and is qualified;

(2) to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009;

(3) to ratify the Company’s 2007 Omnibus Incentive Plan to preserve the Company’s ability to deduct compensation that qualifies as performance-based compensation under section 162(m) of the Internal Revenue Code; and

(4) to transact such other business as may properly come before the meeting.

ONLY OWNERS OF RECORD OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE CLOSE OF BUSINESS ON APRIL 14, 2009 (THE “RECORD DATE”) WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE VOTE.

The Company’s Proxy Statement is attached hereto. Financial and other information concerning the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

THE ATTENDANCE AT AND/OR VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND. TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2009:

THE PROXY STATEMENT AND ANNUAL REPORT TO SECURITY HOLDERS ARE AVAILABLE AT HTTP://WWW.CFPPROXY/6359

THE ENSIGN GROUP, INC.
BY ORDER OF THE BOARD OF DIRECTORS

CHRISTOPHER R. CHRISTENSEN
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mission Viejo, California
Dated: April 17, 2009

THE ENSIGN GROUP, INC.
27101 Puerta Real, Suite 450
Mission Viejo, California 92691

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of The Ensign Group, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the Company’s Southland Care Center and Home facility, located at 11701 Studebaker Road, Norwalk, California 90650 at 10:00 a.m. PDT, on Wednesday, May 20, 2009 (the “Annual Meeting”). Directions to the facility in order to attend the Annual Meeting may be obtained by calling (949) 487-9500. When used in this Proxy Statement, the terms “we,” “us,” “our,” or the “Company” refer to The Ensign Group, Inc. and its subsidiaries; however, The Ensign Group, Inc. is a holding company and each of the facilities and operations referenced herein is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. The use of “we,” “us,” “our” and similar words in this Proxy Statement is not meant to imply that any or all of these facilities are operated by the same entity.

THIS PROXY STATEMENT, THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 23, 2009.

At the Annual Meeting, the stockholders of the Company will be asked to vote on three proposals. Proposal 1 is the annual election of a director to serve on our Board of Directors, Proposal 2 is to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2009, and Proposal 3 is to ratify the Company’s 2007 Omnibus Incentive Plan to preserve the Company’s ability to deduct compensation that qualifies as performance-based compensation under section 162(m) of the Internal Revenue Code.

A proxy for use at the Annual Meeting is enclosed. Any stockholder who executes and delivers such proxy has the right to revoke it any time before it is exercised by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR the proposal in accordance with the recommendation of the Board of Directors.

The expenses of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the mail and may be solicited by our officers, directors and employees in person or by telephone. They will not receive additional compensation for this effort. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

Record Date and Quorum Requirements

April 14, 2009 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 20,582,780 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), were issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote. The Common Stock will vote as a single class with respect to all matters submitted to a vote of the stockholders at the Annual Meeting.

Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions and broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. In determining whether Proposal 2 has received the requisite number of affirmative votes, abstentions will be counted as shares entitled to vote and will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as not entitled to vote for purposes of determining approval of Proposal 2 and will not be counted as votes for or against Proposal 2. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the nominee. Properly executed, unrevoked proxies will be voted FOR Proposal 2 unless a vote against such proposal or abstention is specifically indicated in the proxy.

Approval of Proposal 3 will require the affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. In determining whether Proposal 3 has received the requisite number of affirmative votes, abstentions will be counted as shares entitled to vote and will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as not entitled to vote for purposes of determining approval of Proposal 3 and will not be counted as votes for or against Proposal 3. Properly executed, unrevoked proxies will be voted FOR Proposal 3 unless a vote against such proposal or abstention is specifically indicated in the proxy.

PROPOSAL 1: ELECTION OF A DIRECTOR

General

Our amended and restated certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms and each class as nearly equal in number as possible as determined by our Board of Directors. On the recommendation of the nomination and corporate governance committee, our Board of Directors, including its independent directors, selected and approved Mr. Christopher R. Christensen as nominee for election in Class II, the class being elected at the Annual Meeting, to serve for a term of three years, expiring at the annual meeting of the stockholders to be held following the 2011 fiscal year or until his successor is duly elected and qualified or until his earlier resignation or removal.

Mr. Charles M. Blalack, 82, who has served as a director of the corporation since 2001 and whose term as a Class II director is expiring this year, has formally notified the Board of Directors that he intends to retire from Board service effective as of the expiration of his current term. The Board’s nominating and corporate governance committee is currently searching for a new director to fill Mr. Blalack’s seat, and is in the process of identifying, vetting and recruiting a suitable candidate. The Board of Directors does not expect to finalize its search, or to nominate or announce a candidate, prior to the Annual Meeting, and expects to fill the vacancy created by Mr. Blalack’s retirement in accordance with the corporation’s bylaws.

Mr. Christopher R. Christensen currently serves as a member of our Board of Directors and has agreed to serve if elected. Management has no reason to believe that he will be unavailable to continue to serve. In the event the nominee named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for a substitute. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee. This proxy cannot be voted for a greater number of persons than one.

Directors and Nominee

The following table and biographical information sets forth certain information with respect to the nominee for election as well as the continuing directors whose terms expire at the annual meeting of stockholders in 2010 and 2011. The ages of the individuals are provided as of March 31, 2009.

Name	Position with the Company	Age	Director Since

Roy E. Christensen	Chairman of the Board	75	1999
Christopher R. Christensen	President, Chief Executive Officer and Director	40	1999
Dr. Antoinette Hubenette	Director	60	2003
Thomas A. Maloof	Director	57	2000
John G. Nackel	Director	57	2008

Nominee for Election to the Board of Directors

Christopher R. Christensen has served as our President since 1999, and he has served as our Chief Executive Officer since April 2006. Mr. Christensen has concurrently served as a member of our Board of Directors since 1999, and currently sits on the Board’s quality assurance and compliance committee. He previously served as our Chief Operating Officer from 1999 to April 2006. Prior to joining Ensign, Mr. Christensen served as acting Chief Operating Officer of Covenant Care, Inc., a California-based provider of long-term care. Mr. Christensen has presided over our operations and growth since our inception in 1999.

Continuing Directors for Term Ending Upon the 2010 Annual Meeting of Stockholders

Antoinette T. Hubenette, M.D. has served as a member of our Board of Directors since June 2003. She currently serves as Chairperson of the Board’s quality assurance and compliance committee, and also serves on the Board’s audit, compensation and nomination and corporate governance committees. Dr. Hubenette is a practicing physician and the former President of Cedars-Sinai Medical Group in Beverly Hills, California. She has been on the staff at Cedars-Sinai Medical Center since 1982, and is also on the staff of Olympia Hospital Medical Center, both in the Los Angeles area. She has served as a director of First California Bank, and its predecessor, Mercantile National Bank, since 1998, and she has served on the board of directors of Cedars-Sinai Medical Care Foundation and GranCare, Inc. (which was later merged into Mariner Post-Acute Network, Inc.). She is a member of numerous medical associations and organizations.

Thomas A. Maloof has served as a member of our Board of Directors since 2000. He currently serves as Chairman of the Board’s audit committee and also serves on the Board’s compensation and nomination and corporate governance committees. He served as Chief Financial Officer of Hospitality Marketing Concepts from 2000 to August 2005, and prior to that he served as President of Alfigen, Inc., a genetic services provider. He is currently serving as a director of PC Mall, Inc., a direct marketing company, and Farmer Brothers Co., a manufacturer and distributor of coffee and spices, both of which are listed on the NSADAQ Global Select Market.

Continuing Directors for Term Ending Upon the 2011 Annual Meeting of Stockholders

Roy E. Christensen has served as our Chairman of the Board since 1999 and currently serves on the Board’s quality assurance and compliance committee. He served as our Chief Executive Officer from 1999 to April 2006. He is a 47-year veteran of the long-term care industry, and was founder and Chairman of both Beverly Enterprises, Inc., a healthcare company, and GranCare, Inc. (which later merged into Mariner Post-Acute Network, Inc.) a healthcare company. In 1994, he founded Covenant Care, Inc., a successful long-term care company, and served as its Chairman and Chief Executive Officer from 1994 to 1997. He was Chairman of GranCare, Inc. from 1988 to 1993, and Chief Executive Officer of GranCare, Inc. from 1988 to 1991. He was a member of President Nixon’s Healthcare Advisory Task Force on Medicare and Medicaid, and spent four years as a member of the Secretary of Health, Education and Welfare’s Advisory Task Force during the Nixon Administration.

John G. Nackel, Ph.D. has served as a member of our Board of Directors since his election to the Board in June 2008. He currently serves as Chairman of the Board’s compensation committee and Vice Chairman of the nominating and corporate governance committee, and also serves on the Board’s audit committee. Mr. Nackel is a 25-year veteran of the public accounting industry where he advised health care companies in his role as a global managing director of Ernst & Young LLP’s Healthcare Consulting business unit and the managing director of Ernst & Young LLP’s New Ventures unit. In May 2007 he founded and began serving as Chairman and Chief Executive Officer of Three-Sixty Advisory Group, LLC, a healthcare consulting company dedicated to helping emerging healthcare and medical technology companies develop and implement successful strategies for growth, efficiency and capital. Mr. Nackel was President and Chief Executive Officer of Salick Cardiovascular Centers, Inc. from January 2006 to February 2007 and Executive Vice President of U.S. Technology from November 2003 to May 2005. During his career, Mr. Nackel has also served as an executive, board member or chairman of several privately held start-ups and emerging companies, including HealthTask, ConnectedHealth, NetStrike, and Sertan, Inc. He earned his bachelor’s degree at Tufts University, master’s degrees in public health and industrial engineering at the University of Missouri, and a Ph.D. in industrial engineering (health systems design) at the University of Missouri. He is a fellow of the American College of Healthcare Executives (FACHE) and the Healthcare Information and Management Systems Society (HIMSS). He is a senior member of the Institute of Industrial Engineers (IIE).

Affirmative Determinations Regarding Director and Nominee Independence

Our Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the NSADAQ Stock Market Rules: Dr. Antoinette T. Hubenette and Messrs. Thomas A. Maloof, Charles M. Blalack and John G. Nackel.

In this Proxy Statement, the aforementioned directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.” The Independent Directors intend to meet in executive sessions at which only Independent Directors will be present in conjunction with each regularly scheduled meeting of the Board of Directors.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2008, our Board of Directors met six times and all Board members attended at least 75 percent of the meetings of our Board and the meetings of any of our Board committees on which they served. Our Board of Directors and its committees also acted by way of various unanimous written consents during the year ended December 31, 2008.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend. At the 2008 Annual Meeting, all members of the Board of Directors were in attendance and we expect that at least a majority of our Board of Directors will attend the Annual Meeting.

Our Board of Directors has an audit committee, a compensation committee, a nomination and corporate governance committee and a quality assurance and compliance committee. Each committee has a written charter. Copies of the charters for the audit committee, the compensation committee and the nomination and corporate governance committee are posted on our web site at http://www.ensigngroup.net under the Investor Relations section.

Compensation Committee.  Our compensation committee currently consists of Messrs. Thomas A. Maloof and John G. Nackel and Dr. Antoinette T. Hubenette. Mr. Nackel serves as chairman of the compensation committee. All members of the compensation committee are independent directors, as defined in the NSADAQ Stock Market listing standards. Our compensation committee held three meetings in 2008. The primary functions of this committee include:

•	developing and reviewing policies relating to compensation and benefits;

•	determining or recommending to our Board of Directors the cash and non-cash compensation of our executive officers;

•	evaluating the performance of our executive officers and overseeing management succession planning;

•	administering or making recommendations to our Board of Directors with respect to the administration of our equity-based and other incentive compensation plans; and

•	overseeing the preparation of the Compensation Discussion and Analysis and the related Compensation Committee Report for inclusion in our annual proxy statement.

Our compensation committee has retained the services of Steven Hall & Partners, a national consulting firm, to assist the committee in structuring compensation programs and incentives for the Board and key officers of the corporation beginning in 2009. For a discussion of the processes and procedures for determining executive and director compensation and the role of compensation consultants in recommending the amount or form of compensation, see the “Compensation Discussion and Analysis” section below.

Audit Committee.  Our audit committee consists of Messrs. Thomas A. Maloof and John G. Nackel and Dr. Antoinette T. Hubenette. Mr. Maloof serves as chairman of the audit committee. All members of the audit committee are independent directors, as defined in the NSADAQ Stock Market listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Our audit committee held six meetings in 2008. Each member of our audit committee can read and has an understanding of fundamental financial statements. Our Board of Directors has determined that Mr. Maloof qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the Securities and Exchange Commission. This designation is a disclosure requirement of the Securities and Exchange Commission related to Mr. Maloof’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Maloof any duties, obligations or liability that are greater than those generally imposed on him as a member of our audit committee and our board of directors, and his designation as an audit committee financial expert pursuant to this Securities and Exchange Commission requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors. The primary functions of this committee include overseeing:

•	the conduct of our financial reporting process and the integrity of our financial statements and other financial information provided by us to the public or any governmental or regulatory body;

•	the functioning of our internal controls;

•	procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	the approval of our transactions with related persons;

•	pre-approving all audit and permissible non-audit services to be performed by our independent accountants, if any, and the fees to be paid in connection therewith;

•	the engagement, replacement, compensation, qualifications, independence and performance of our independent auditors, and the conduct of the annual independent audit of our financial statements;

•	the company’s legal compliance programs and any legal or regulatory matters that may have a material impact on the Company’s financial statements; and

•	the portions of our code of ethics and business conduct that relate to the integrity of our financial reports.

Both representatives of our independent registered public accounting firm and internal financial personnel regularly meet privately with the audit committee and have unrestricted access to this committee.

Nomination and Corporate Governance Committee.  Our nomination and corporate governance committee consists of Messrs. John G. Nackel, Thomas A. Maloof, Charles M. Blalack and Dr. Antoinette T. Hubenette. Charles M. Blalack serves as the chairman and John G. Nackel serves as the vice chairman of the nomination and corporate governance committee. All members of the nomination and corporate governance committee are independent directors, as defined in the NSADAQ Stock Market listing standards. Our nomination and corporate governance committee held three meetings in 2008. The primary functions of this committee include:

•	assisting the Board of Directors in establishing the minimum qualifications for a director nominee, including the qualities and skills that members of our Board are expected to possess;

•	identifying and evaluating individuals qualified to become members of our Board, consistent with criteria approved by our Board and our nomination and corporate governance committee;

•	selecting, or recommending that our Board selects, the director nominees for election at the next annual meeting of stockholders, or to fill vacancies on our Board occurring between annual meetings of stockholders;

•	management succession planning; and

•	developing, recommending to our Board, and assessing corporate governance policies for us.

Quality Assurance and Compliance Committee.  Our quality assurance and compliance committee is comprised of Messrs. Roy E. Christensen and Christopher R. Christensen and Dr. Antoinette T. Hubenette. Dr. Hubenette currently serves as the chairperson of this committee. The functions of this committee include:

•	promulgating, and updating from time to time as appropriate, a written corporate compliance program that substantially conforms to the Office of the Inspector General Program Guidance for Nursing Facilities, including written policies, procedures and standards of conduct, as well as disciplinary guidelines to assist officers and employees charged with direct enforcement responsibility;

•	designating a corporate compliance officer, and functioning as the compliance committee to which such compliance officer reports;

•	ensuring that means exist for the delivery of appropriate compliance training and education to the officers and employees of our several subsidiaries;

•	establishing lines of communication for escalating compliance and quality control issues to our quality assurance and compliance committee and our Board;

•	establishing a system for internal monitoring and auditing of compliance and quality control issues; and

•	causing our officers to respond, as appropriate, to compliance and quality control issues and to take effective corrective action.

The Company’s Director Nomination Process

As indicated above, our nomination and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board of Directors are expected to possess. Under our nomination and corporate governance committee charter, these criteria include, at a minimum, the candidate’s personal and professional integrity, the candidate’s financial literacy or other professional or business experience relevant to an understanding of the Company and its business, the candidate’s demonstrated ability to think and act independently and with sound judgment, and the candidate’s ability to be effective, in conjunction with other members or nominees of the Board of Directors in collectively serving the long-term interests of the Company and its stockholders. Our nomination and corporate governance committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our nomination and corporate governance committee then selects, or recommends that our Board of Directors select, the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of the stockholders. The nomination and corporate governance committee considers all of the criteria described above in identifying and selecting nominees and in the future may establish additional minimum criteria for nominees.

General Nomination Right of All Stockholders.  Any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our amended and restated bylaws. In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to our secretary not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for on a date that is not within 30 days of such anniversary date, notice by the stockholder must be so received no earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting, or not later than the close of business on the 10th day following the date on which public disclosure of the date of the meeting was made by the corporation, whichever occurs first. Such notification must contain the written consent of each proposed nominee to serve as a director if so elected and all other information required in Section 3.02 of our amended and restated bylaws.

Director Compensation

Our Chairman of the Board currently receives an annual retainer of $100,000, and each of our non-employee directors currently receives an annual retainer of $30,000, $1,500 for each Board meeting and each committee meeting the director physically attends and $500 for each Board meeting and each committee meeting attended telephonically. Additionally, the chairperson of each of the compensation committee and the nomination and corporate governance committee receives an additional $5,000 per year and the chairperson of each of the audit committee and the quality assurance and compliance committee receives an additional $12,500 per year.

In addition, under the terms of our 2007 Omnibus Incentive Plan, each non-employee director who is elected to a three-year term, receives an automatic option grant for 12,000 shares of common stock, with a three-year vesting schedule, on the date he or she is appointed, elected or re-elected. Directors elected to fill less than a three-year term will receive a pro rata grant that vests over their term.

The following table sets forth a summary of the compensation earned by our non-employee directors in 2008. Directors who are our employees do not receive any additional compensation for their service as directors.

Director Compensation — 2008

	Fees	Options	All Other
	Earned	Awards	Compensation		Total
Name	($)	($)(1)	($)		($)

Roy E. Christensen	100,000	—	14	(2)	100,014
Antoinette T. Hubenette	69,959	14,793	—		84,752
Thomas A. Maloof	64,959	14,793	—		79,752
Charles M. Blalack	51,167	15,389	—		66,556
John G. Nackel	27,000	20,311	—		47,311

(1)	This column reflects the dollar amount recognized for financial statement reporting purposes with respect to the fair value of the stock options granted to each of the directors during the 2008 fiscal year in accordance with SFAS 123R. Dr. Hubenette and Mr. Maloof each received 12,000 non-qualified stock options and Mr. Blalack received 8,000 non-qualified stock options on January 22, 2008. The fair value of these options on the grant date was $4.62. Mr. Nackel received 12,000 non-qualified stock options upon his election to a three-year term at the 2008 Annual Meeting pursuant to the automatic option grant provision of the 2007 Omnibus Incentive Plan. The Board also granted Mr. Nackel 12,000 non-qualified stock options as a sign-on incentive to recruit Mr. Nackel. The options granted to Mr. Nackel were granted on June 6, 2008 with a three year vesting schedule. Compensation expense began to accrue on the date these options were granted. The fair value of these options on the grant date was $5.22 per share. As of December 31, 2008, Dr. Hubenette and Mr. Maloof each held options to purchase 12,000 shares of common stock, Mr. Blalack held options to purchase 8,000 shares of common stock, and Mr. Nackel held stock options to purchase 24,000 shares of common stock.

(2)	Consists of term life insurance and accidental death and dismemberment insurance payments of $14.

Our board has also determined that it may be necessary to provide additional incentives to prospective directors in order to recruit talented leaders to serve on the board. For example, prior to the 2008 Annual Meeting, the board determined that Mr. Nackel should receive a grant of 12,000 options scheduled to vest over his initial three-year term, as a sign-on incentive in addition to his automatic grant of 12,000 options and other regular compensation for board service.

Communications with Directors

Stockholders who would like to send communications to our Board may do so by submitting such communications to Gregory K. Stapley at The Ensign Group, Inc., 27101 Puerta Real, Suite 450, Mission Viejo, California 92691. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Gregory K. Stapley will then pass such information on to our Board of Directors for review.

Code of Conduct and Ethics

We have adopted a code of ethics and business conduct that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of ethics and business conduct is available at our website at www.ensigngroup.net under the Investor Relations section.

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our website, at the address specified above.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the nominee listed above.

PROPOSAL 2: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2009. The affirmative vote of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of Deloitte.

Stockholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit Committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Deloitte for the years ended December 31, 2008 and 2007:

	2008	2007

Audit Fees(1)	$1,016,384	$1,964,964
Audit Related Fees	—	—
All Other Fees(2)	$2,000	$1,500
Total	$1,018,384	$1,966,464

(1)	Audit Fees consist principally of fees for the audit of our financial statements and internal controls under the Sarbanes-Oxley Act of 2002, and review of our financial statements included in our Quarterly Reports on Form 10-Q, as well as fees incurred in connection with the preparation and filing of registration statements with the Securities and Exchange Commission.

(2)	These amounts represent subscription fees paid to Deloitte for use of an accounting research tool during the years ended December 31, 2007 and 2008.

Pre-Approval Policies

Our audit committee approved all audit, audit-related, tax and other services performed by our independent registered public accounting firm during the years presented. The audit committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. This policy provides for general pre-approval for a specified range of fees for certain categories of routine services to be provided during a given calendar year. This general pre-approval is automatically renewed at the beginning of each calendar year, unless otherwise determined by the audit committee. If the cost of any proposed service exceeds the amount for which general pre-approval has been established, specific pre-approval by the audit committee is required. Specific pre-approval of services is considered at the regular meetings of the audit committee. The policy delegates authority to the Chairman of the audit committee to grant specific pre-approval between regularly scheduled audit committee meetings for audit services not to exceed $50,000 and non-audit services not to exceed $25,000. The policy also establishes a list of prohibited non-audit services. In making all of its pre-approval determinations, the audit committee considers, among other things, whether such services are consistent with the rules promulgated by the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission regarding auditor independence, whether the independent auditor is best positioned to provide the most effective and efficient service, and whether the service might enhance the Company’s ability to manage and control risk or improve audit quality. These and other factors are considered as a whole and no one factor is necessarily determinative.

Audit Committee Report

Our audit committee has reviewed and discussed with our management our audited consolidated financial statements and the establishment and maintenance internal controls over financial reporting and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vol. 1. AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T), and Rule 2-07 of Regulation S-X (Communication with Audit Committees).

Our audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence).

Our audit committee has also considered whether the provision of non-audit services provided to us by our independent registered public accounting firm is compatible with maintaining its independence and has discussed with the auditors such auditors’ independence.

Based on its review, our audit committee recommended to our Board of Directors that the audited financial statements for the Company’s year ended December 31, 2008 be included in our Annual Report on Form 10-K for its year ended December 31, 2008, which was filed on February 18, 2009.

Submitted by:

Thomas A. Maloof (Chair)
Antoinette T. Hubenette
John G. Nackel
Members of the Audit Committee

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

PROPOSAL 3: RATIFICATION OF THE ENSIGN GROUP, INC. 2007 OMNIBUS INCENTIVE
PLAN TO PRESERVE OUR ABILITY TO DEDUCT COMPENSATION THAT QUALIFIES AS
PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(M) OF THE INTERNAL
REVENUE CODE

General

In October 2007, our Board adopted and our stockholders approved the 2007 Omnibus Incentive Plan (the “2007 Plan”), which became effective on November 8, 2007. We are asking our stockholders to ratify the material terms of the 2007 Plan at this time solely for the purpose of preserving our ability to deduct compensation that qualifies as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Should such stockholder ratification not be obtained, then the 2007 Plan will not be authorized to issue non-incentive stock options, stock appreciation rights (“SARs”) and performance awards to “covered employees” within the meaning of Section 162(m) of the Code. As of March 31, 2009, there were options outstanding under the 2007 Plan to purchase 963,600 shares of common stock, an aggregate of 1,000 shares of common stock had been issued pursuant to the 2007 Plan, and an aggregate of 857,572 shares remained available for future issuance pursuant to the terms of the 2007 Plan.

Pursuant to Section 162(m) of the Code (“Section 162(m)”), we generally may not deduct for federal income tax purposes compensation paid to our principal executive officers or any of our three other most highly compensated executive officers (other than our principal financial officer) (hereinafter “Covered Employees”) that exceeds $1 million in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may generally deduct it for federal income tax purposes even if it exceeds $1 million in a single year. All non-incentive stock options, SARs and performance awards granted to Covered Employees to date under the 2007 Plan are generally designed to qualify as “performance-based” compensation within the meaning of Section 162(m). All non-incentive stock options, SARs and performance awards granted to Covered Employees after the Annual Meeting will continue to be designed to qualify as “performance-based” compensation if our stockholders ratify the material terms of the 2007 Plan at the Annual Meeting.

We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive or other considerations to offer compensation in excess of $1 million to an executive officer, our Board believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

A copy of the 2007 Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following summary of the material terms of the 2007 Plan does not purport to be a complete description of the 2007 Plan and is qualified in its entirety by reference to the complete copy of the 2007 Plan in Appendix A.

2007 Plan Description

Administration of the 2007 Plan.  With the exception of options grants made to non-employee directors under the automatic grant program described below, the 2007 Plan is administered by the compensation committee of our Board or by our Board with respect to directors and executive officers, and by our Board with respect to all other employees unless our Board otherwise delegates that function to the compensation committee. Subject to the terms of the 2007 Plan, the administrator has complete discretion and authority to establish rules for the administration of the 2007 Plan, select the persons to whom awards are granted, determine the types of awards to be granted and the number of shares of common stock, securities or other property covered by awards, effect the cancellation, forfeiture or suspension of awards, and set the terms and conditions of awards. The administrator also may accelerate the exercisability of any award. Awards may provide that upon grant or exercise, the holder will receive shares of common stock, other securities or property, cash, or any combination of such, as the administrator determines.

Shares Reserved for Issuance.  When the 2007 Plan was established, we initially reserved 1,000,000 shares of common stock for issuance under the 2007 Plan. Beginning on January 1, 2008, the number of shares of common stock reserved under our 2007 Plan have automatically increased, and will continue to automatically increase, on the first day of each year, in an amount equal to the lesser of (a) 1,000,000 shares; or (b) 2% of the number of shares of our common stock outstanding on the last day of the preceding year; or (c) such lesser number as determined by our Board. As of March 31, 2009, a total of 1,821,172 shares of common stock have been reserved for issuance under the 2007 Plan with a weighted average exercise price of $12.79 per share. In order to meet the requirements of Section 162(m), our 2007 Plan contains a limit of 2,500,000 shares for the maximum number of shares of our common stock that may be granted to an individual in any calendar year. The securities issued or issuable under our 2007 Plan have been registered on one or more registration statements on Form S-8 under the Securities Act of 1933.

In connection with stock splits, reverse stock splits, stock dividends, recapitalizations, reorganizations, mergers, consolidations, exchanges and certain other events affecting our common stock, the administrator may make adjustments it deems appropriate in the number and type of shares of our common stock or other securities or property that thereafter may be made the subject of grants, the number and type of shares of our common stock or other securities or property subject to outstanding grants and the purchase or exercise price with respect to any grant.

If any stock options, SARs, restricted stock, restricted stock units, performance awards or other stock-based awards granted under the 2007 Plan terminate or are forfeited without having been exercised, the shares subject to such grants will again be available for granting awards (other than incentive stock options) under the 2007 Plan. In addition, if any shares of our common stock or other securities or property are surrendered in payment of the exercise price of a granted award, or in connection with the satisfaction of tax obligations relating to a granted award, those shares will again be available for grants of awards under the 2007 Plan.

Eligibility.  All of our employees, officers, directors, including non-employee members of our Board, consultants and independent contractors providing services to us or to any of our affiliates are eligible to receive grants under our 2007 Plan. As of March 31, 2009, approximately 9,000 employees, consultants and independent contractors, eight executive officers, six directors, including non-employee Board members, were eligible to participate in the 2007 Plan.

Vesting and Change in Control.  The administrator determines the vesting of awards under the 2007 Plan, other than pursuant to the automatic grant program for non-employee directors. The vesting of options granted to our non-employee directors is subject to acceleration upon the occurrence of a transaction constituting a change in control. A change in control transaction includes (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

Options.  The 2007 Plan authorizes the administrator to grant options to purchase shares of our common stock in an amount and at an exercise price to be determined by it, provided that, with respect to incentive stock options, the exercise price cannot be less than 100% of the fair market value of our common stock on the date of grant. In the event that the optionee owns directly or indirectly more than 10% of our common stock, any incentive stock option granted to that optionee will have an exercise price of not less than 110% of the fair market value of our common stock on the grant date. We do not receive any consideration for the grant of an option, but we do receive the exercise price upon the exercise of an option. The exercise price for any option is generally payable in cash or, at the discretion of the administrator, in whole or in part by the tendering of shares of common stock or other securities, property, awards or consideration, or any combination of such, having a fair market value on the date the option is exercised equal to the exercise price. Determinations of fair market value under the 2007 Plan are made in accordance with methods and procedures established by the administrator, and such fair market value is the last sale price of our common stock on the NSADAQ Global Select Market on the date of grant. The last sale price per share of our common stock on the NSADAQ Global Select Market on March 31, 2009 was $15.46 per share. The term of each option is fixed by the administrator, and cannot exceed ten years from the date of grant.

Stock Appreciation Rights.  The 2007 Plan authorizes the administrator to grant stock appreciation rights (“SARs”) that provide the recipient with the right to receive, upon exercise of the SAR, shares of common stock. The number of shares that the recipient will receive upon exercise of the SAR will be based on the excess of the fair market value of one share of our common stock on the date of exercise (or, in the discretion of the administrator, at any time during a specified period before or after the date of exercise) over the grant price of the SAR, as determined by the administrator, provided that the grant price cannot be less than 100% of the fair market value of our common stock (or other securities or property) on the date on which the SAR is granted. SARs will become exercisable in accordance with terms and conditions as determined by the administrator. SARs may be granted in combination with an option grant or independently from an option grant.

Restricted Stock and Restricted Stock Units.  The 2007 Plan authorizes the administrator to grant restricted stock and restricted stock units. A restricted stock award is an award of our common stock that may be subject to restrictions on transferability, the right to vote shares subject to the restricted stock award, the right to receive dividends or other restrictions as the administrator determines in its sole discretion on the date of grant. The restrictions, if any, may lapse or be waived separately or collectively, in installments or otherwise, as the administrator may determine. Except to the extent restricted under the award agreement relating to the restricted stock award, a participant awarded restricted stock will have all of the rights of a stockholder as to those shares.

Restricted stock units represent the right of the recipient, subject to any restrictions imposed by the administrator, to receive shares of common stock, or a cash payment equal to the fair market value of such shares, at some future date. All restricted stock units will be credited to bookkeeping accounts established by us for purposes of the 2007 Plan, until such time as any restriction period lapses.

Upon termination of a recipient’s employment during the applicable restriction period, all restricted stock and restricted stock units held by the recipient will be forfeited, unless the administrator determines otherwise.

Performance Awards.  The 2007 Plan authorizes the administrator to grant performance awards payable in cash, shares of common stock, or other awards, securities or property, upon the achievement of specified performance goals during a specified period of time as established by the administrator. The performance goals that must be met, the length of any performance period, the amounts to be paid if the performance goals are met, and any other terms or conditions of each performance award will be determined by the administrator.

Dividend Equivalents.  The administrator may grant dividend equivalents payable in cash, shares of common stock or other awards, securities or property, as determined in the discretion of the administrator, equivalent to the amount of cash dividends paid by us to holders of shares with respect to a number of shares determined by the administrator. Subject to the terms of the 2007 Plan, the terms and conditions of each dividend equivalents will be determined by the administrator.

Other Stock Grants.  The administrator may grant shares of common stock without restrictions. Subject to the terms of the 2007 Plan and any applicable award agreement, other stock grants may have such terms and conditions as the administrator shall determine.

Other Stock-Based Awards.  The 2007 Plan authorizes the administrator to grant other types of awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock or other securities, in compliance with applicable law. The administrator will determine the terms and conditions of such awards, including whether such awards may be payable in cash, by tendering shares of common stock or other securities, property, awards or consideration, or any combination of such.

Automatic Grant Program.  The 2007 Plan contains an automatic option grant program for our non-employee directors. Pursuant to the automatic option grant program, non-employee directors will each receive an option to purchase 12,000 shares of common stock at the beginning of their three-year terms, with a three-year vesting schedule, and an exercise price equal to 100% of the fair market value of our common stock on the grant date. Non-employee directors elected to fill less than a three-year term will receive a pro rata grant that vests over their term. Options granted automatically to the non-employee members of our Board are exercisable for a maximum of 10 years following their date of grant.

Amendment and Termination.  Our Board may amend, alter, suspend, discontinue or terminate the 2007 Plan at any time, except that stockholder approval must be obtained for any change that, absent stockholder approval would:

•	violate any rules or regulations of the National Association of Securities Dealers, Inc., the NSADAQ Global Select Market or any other securities exchange, applicable to us;

•	cause us to be unable under the Code to grant incentive stock options under the 2007 Plan;

•	increase the number of shares authorized under the 2007 Plan;

•	permit the award of stock options or stock appreciation rights at a price less than 100% of the fair market value of our common stock on the date of grant; or

•	prevent the grant of options or stock appreciation rights that would qualify under Section 162(m) of the Code.

Unless terminated sooner by our Board or extended with stockholder approval, the 2007 Plan will terminate on the tenth anniversary of its effective date.

Tax Withholding.  Under the 2007 Plan, the administrator may permit participants receiving or exercising awards to surrender shares of common stock to us to satisfy federal and state withholding tax obligations.

Certain Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made under the 2007 Plan.

Grant of Options and SARs.  The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options.  No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and SARs.  Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Internal Revenue Code have been satisfied.

Restricted Stock.  Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within thirty days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents.  Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants.  As to other grants of shares of our common stock made under the 2007 Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.

Special Rules.  Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of our common stock received pursuant to the exercise of an option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of our tax deduction, may be determined as of the end of such period.

Deductibility of Executive Compensation Under Code Section 162(m).  Section 162(m) generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s “covered employees”, which include the chief executive officer and the corporation’s other three most highly compensated executive officers other than the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant with respect to any performance period, must be approved by a majority of the corporation’s stockholders and (3) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

The 2007 Plan has been designed to permit grants of options and SARs issued under the 2007 Plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-incentive stock option or an SAR may be exempt from $1,000,000 deduction limit. Grants of performance awards made to Covered Employees under the 2007 Plan also qualify for this exemption. The 2007 Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the committee that grants options, SARs or performance awards to Covered Employees consists exclusively of members of our board of directors who qualify as “outside directors,” and the exercise price (or deemed exercise price, with respect to SARs) is not less than the fair market value of the shares of our common stock to which such grants relate, the compensation income arising on exercise of those options or SARs should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Section 162(m).

Accounting Treatment

On January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share Based Payment, or SFAS 123R, for our stock-based compensation plans. Under SFAS 123R, stock-based compensation costs are recognized based on the estimated fair value at the grant date for all stock-based awards. We estimate grant date fair values using the Black-Scholes-Merton option pricing model, which requires assumptions of the life of the award and the stock price volatility over the term of the award. We record compensation cost of stock-based awards using the straight line method, which is recorded into earnings over the vesting period of the award. Pursuant to the income tax provisions included in SFAS 123R, we have elected the “short cut method” of computing a hypothetical pool of additional paid-in capital that is available to absorb future tax benefit shortfalls.

We have elected to use the modified prospective transition method as permitted under SFAS 123R and therefore have not restated our financial results for prior periods. Under this transition method, compensation cost recorded in the year ended December 31, 2006 includes the cost for all stock-based awards granted prior to, but not yet vested as of December 31, 2005, based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123. Compensation expense for all stock-based awards granted after December 31, 2005 was based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R.

2007 Plan Benefits

Except with respect to the Automatic Grant Program, awards under the 2007 Plan are made at the discretion of our Board or Compensation Committee. It is not possible to determine the benefits or amounts that will be received by eligible participants under the 2007 Plan after the date of this Proxy Statement because no decisions have been made on the amount and type of awards to be granted under the 2007 Plan to eligible participants in the future, nor do we have any specific current plans or commitments for any future awards, other than stock option awards to be made automatically to our non-employee directors under the Automatic Grant Program described above.

The following table sets forth, with respect to our Named Executive Officers (as defined under “Compensation Discussion and Analysis” below) and the other indicated persons and groups, the aggregate number of shares of common stock underlying stock options that have been granted under our 2007 Plan from the effective date of the 2007 Plan through March 31, 2009.

Number of
Name and Position	Units

Christopher R. Christensen	—
President and Chief Executive Officer
Alan J. Norman	—
Chief Financial Officer
Gregory K. Stapley	—
Vice President and General Counsel
Michael C. Dalton	16,000
President, Bandera Healthcare, Inc.
Covey C. Christensen	61,000
President, The Flagstone Group, Inc.
All current executive officers as a group	112,000
All current directors who are not executive officers as a group	56,000
All employees, including all current officers who are not executive officers, as a group	836,500

Vote Sought

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is being sought to ratify our 2007 Omnibus Incentive Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code. Should such stockholder ratification not be obtained, then the 2007 Plan will not be authorized to issue non-incentive stock options, SARs and performance awards to “Covered Employees” within the meaning of Section 162(m) of the Code.

Recommendation of the Board of Directors

Our board of directors recommends that stockholders vote FOR the ratification of our 2007 Omnibus Incentive Plan to preserve our ability to deduct compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code.

EXECUTIVE OFFICERS

The following table presents information regarding our current executive officers:

Name	Age	Position

Christopher R. Christensen	40	President, Chief Executive Officer and Director
Alan J. Norman	58	Chief Financial Officer
Gregory K. Stapley	49	Vice President, General Counsel and Secretary
David M. Sedgwick	33	Vice President of Organizational Development
Cory R. Monette	39	President, Northern Pioneer Healthcare, Inc.
Barry R. Port	34	President, Keystone Care, Inc.
John P. Albrechtsen	31	President, Touchstone Care, Inc.
Michael C. Dalton	33	President, Bandera Healthcare, Inc.
Covey Christensen	35	President, The Flagstone Group, Inc.

Information on the business background of Christopher Christensen is set forth above under “Directors and Nominee”.

Alan J. Norman has served as our Chief Financial Officer since May 2003, and previously served as our Vice President of Finance since joining Ensign in 2000. Prior to joining Ensign, he served as the Financial Director and Business Development Manager for Andial Corporation, an international wholesaler and retailer of specialty auto parts. Before that, he spent ten years in the healthcare field, where he was the Corporate Controller for Abbey Healthcare Group, a healthcare company providing equipment and services to the home. He has also served as Chief Financial Officer for a private commercial real estate development company.

Gregory K. Stapley has served as our Vice President and General Counsel since joining Ensign shortly after our inception in 1999, and subsequently also became our Secretary in January 2006. Mr. Stapley previously served as General Counsel for the Sedgwick Companies, an Orange County-based manufacturer, wholesaler and retailer with 192 retail outlets across the United States, where he was responsible for all of that company’s legal affairs, site acquisitions and developer relations. Prior to that, Mr. Stapley was a member of the Phoenix law firm of Jennings, Strouss & Salmon PLC, where his practice emphasized real estate and business transactions, and federal, state and local government relations.

David M. Sedgwick has served as our Vice President of Organizational Development since December 2006. Mr. Sedgwick joined Ensign in 2001, and from September 2002 to December 2006, he served as an administrator at several of our operating facilities. As Vice President of Organizational Development, Mr. Sedgwick is responsible for Ensign University, our training and professional growth program, and a key element of our talent-driven management approach. Mr. Sedgwick also oversees human resources and related functions, and is currently leading a number of employee and customer satisfaction and quality initiatives within our organization. Mr. Sedgwick holds a B.S. in Accounting from Brigham Young University and an M.B.A. from the University of Southern California.

Cory R. Monette has served as the President of our subsidiary, Northern Pioneer Healthcare, Inc., which oversees the operations of nine skilled nursing facilities in Northern California and Washington, since February 2006. He previously served as our Operations Resource from October 2004 to February 2006. From 2001 to October 2004, he served as an administrator for one of our facilities. Prior to joining Ensign, he served as administrator and senior administrator from 1992 to 2001 with Life Care Centers of America, a provider of skilled nursing services. Mr. Monette holds a B.B.A in management from Pacific Union College.

Barry R. Port has served as the President of our subsidiary, Keystone Care, Inc., which oversees the operations of ten facilities in Texas, since March 2006. Mr. Port also currently provides oversight and guidance to four facilities in Utah and one facility in Idaho. He previously served as the Executive Director and in other capacities at our Desert Sky Health and Rehabilitation Center skilled nursing and assisted living campus in Glendale, Arizona, from March 2004 to March 2006. Before joining Ensign in March 2004, Mr. Port served as Manager of Corporate Agreements for Sprint Corporation from 2001 to March 2004. Mr. Port holds a B.S. in Exercise Physiology from Brigham Young University and an M.B.A. and an M.H.A. from Arizona State University.

John P. Albrechtsen has served as the President of our subsidiary, Touchstone Care, Inc., which oversees the operations of ten facilities in Southern California, since January 2006. He previously served as the administrator of one of our facilities from January 2004 to January 2006. Prior to serving as an administrator, he served as an administrator-in-training at one of our facilities from September 2003 to January 2004. He worked for Baldwin Park Unified School District from 2001 to September 2003. Mr. Albrechtsen holds a B.A. in Economics from University of California at Berkeley.

Michael C. Dalton has served as the President of our subsidiary, Bandera Healthcare, Inc., which oversees the operations of 12 facilities in Arizona, since October 2006. Mr. Dalton joined Ensign in 2001, and served as Executive Director of two of our facilities in Southern California from July 2002 to December 2005. From January 2006 until October 2006, Mr. Dalton was in charge of our corporate university. Mr. Dalton is a certified public accountant and worked as an associate and senior associate at KPMG LLP from 1999 to 2001. While at KPMG, his practice areas included providing auditing services for acute hospitals, long-term care facilities and physicians groups. He holds a B.S. in Accounting from Brigham Young University and anticipates receiving an M.B.A. from the University of Southern California in May 2009.

Covey Christensen has served as President of our subsidiary, The Flagstone Group, Inc., which oversees the operation of 15 facilities in Southern California, since February 2008. He had previously served as the CEO and

Administrator of the Company’s flagship facility, Southland Care Center & Home, since 2004. From 1999 until 2004, Mr. Covey Christensen served as the administrator in three of our facilities. He holds a B.S. in Accounting from Brigham Young University, and was an accountant with PricewaterhouseCoopers LLP before joining Ensign in 1999.

Christopher Christensen and Covey Christensen are sons of Roy Christensen and are cousins of John Albrechtsen. David Sedgwick is a brother-in-law of Gregory Stapley. John Albrechtsen is a nephew of Roy Christensen and a cousin of Christopher Christensen and Covey Christensen. Roy Christensen is the father of Christopher Christensen and Covey Christensen and an uncle of John Albrechtsen.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis provides information regarding our executive compensation objectives and principles, procedures, practices and decisions, and is provided to help give perspective to the numbers and narratives that follow in the tables in this section. This discussion will focus on our objectives, principles, practices and decisions with regards to the compensation of Christopher R. Christensen, Alan J. Norman, Gregory K. Stapley, Michael C. Dalton and Covey C. Christensen (“Named Executive Officers”).

We believe that compensation paid to our executive officers should be closely aligned with our performance and the performance of each individual executive officer on both a short-term and a long-term basis, should be based upon the value each executive officer provides to our company, and should be designed to assist us in attracting and retaining the best possible executive talent, which we believe is critical to our long-term success. Because we believe that compensation should be structured to ensure that a significant portion of compensation earned by executives will be directly related to factors that directly and indirectly influence stockholder value, the “at risk” compensation of our executive officers generally constitutes a large portion of their total compensation potential. In addition, commensurate with our belief that those of our employees who act like owners should have the opportunity to become owners, many of our executive officers have a significant level of stock ownership, which we believe aligns the incentives of the executive officers with the priorities of our stockholders. To that end, it is the view of our Board of Directors and compensation committee that the total compensation program for executive officers should consist of the following:

•	Base salary;

•	Annual and other short-term cash bonuses;

•	Long-term incentive compensation; and

•	Certain other benefits.

In establishing our executive compensation packages, the compensation committee has historically reviewed compensation packages of executives of companies in the skilled nursing industry based on publicly available information. Our compensation committee has engaged Steven Hall & Partners, a national consulting firm, to assist it in assessing industry comparability and competitiveness of our executive compensation packages to assist the compensation committee in establishing, developing and validating our executive compensation and incentive programs beginning in fiscal year 2009.

Principal Economic Elements of Executive Compensation

Base Salary.  We believe it is important to pay our executives salaries within a competitive market range in order to attract and retain highly talented executives. Although historically we have not set executive salaries based upon any particular benchmarks, we may from time to time generally review relevant market data to assist us in our compensation decision process. We have historically validated our compensation decisions by comparing the compensation of executives at other public companies in the skilled nursing industry to the compensation of our executives. Our compensation committee reviewed the published compensation of the named executive officers of National Healthcare Corporation, Sun Healthcare Group, Inc., Kindred Healthcare, Inc. and Skilled Healthcare Group, Inc.. We believe that the base salaries and the total compensation of our executives are comparable to the median base salaries and median total compensation of executives with similar positions at comparable companies.

Each of our executives’ base salary is generally determined based upon job responsibilities, individual experience and the value the executive provides to our company. The compensation committee considered each of these factors in determining the compensation each executive would be paid in 2008. We may elect to change this practice in future years, and the compensation committee has employed a compensation consultant to examine the company’s compensation practices beginning in 2009. The decision, if any, to materially increase or decrease an executive’s base salary in subsequent years will likely be based upon these same factors and others recommended by the compensation consultants. Our compensation committee makes decisions regarding base salary at the time the executive is hired and makes decisions regarding any changes to base salary on an annual basis.

Annual Cash Bonuses.  We establish an executive incentive program each year, pursuant to which certain executives may earn annual bonuses based upon our performance. In the first quarter of each year, our compensation committee identifies the plan’s participants for the year and establishes an objective formula by which the amount, if any, of the plan’s bonus pool will be determined. This formula is based upon annual income before provision for income taxes. Our compensation committee established the following formula for the 2008 bonus pool:

Annual Income Before Provision for Income
Taxes (“EBT”) in 2008	Bonus Pool

For EBT up to $30 million	$0
For EBT greater than $30 million, but less than $34 million	Amount of EBT between $30 million and $34 million * 5.0%
For EBT greater than $34 million, but less than $38 million	$0.2 million + (amount of EBT between $34 million and 38 million * 10%)
For EBT greater than $38 million, but less than $42 million	$0.6 million + (amount of EBT between $38 million and 42 million * 15%)
For EBT greater than $42 million	$1.2 million + (amount of EBT greater than $42 million * 20%)

In the first quarter of the subsequent year, our compensation committee subjectively allocates the bonus pool among the individual executives based upon the recommendations of our Chief Executive Officer and the compensation committee’s perceptions of each participating executive’s contribution to both our clinical and financial performance during the preceding year, and value to the organization going forward. The financial measure that our compensation committee considers is our annual income before provision for income taxes. The clinical measures that our compensation committee considers include our success in achieving positive survey results and the extent of positive patient and resident feedback. Our compensation committee also reviews and considers feedback from other employees regarding the executive’s performance. Our compensation committee exercises discretion in the allocation of the bonus pool among the individual executives and has, at times, awarded bonuses that, collectively, were less than the bonus pool resulting from the predetermined formula. For 2008, the compensation committee capped the executive bonus pool at $2.4 million. Based upon the predetermined formula, the bonus pool for 2008 was $1,716,983. Bonuses for 2008 performance were allocated to the Named Executive Officers who participated in the executive incentive program as follows: Christopher Christensen, $575,189; Alan Norman, $293,346 and Gregory Stapley, $575,189. Each year, our compensation committee reviews our financial performance goals and may adjust the bonus pool formula at its discretion to better align the amount available for annual executive bonuses with our objectives. Historically, the compensation committee has increased the amount of annual income before provision for income taxes that must be achieved in order to create the same bonus pool as the preceding year in order to increase the difficulty of receiving the same bonus. The allocation of this bonus pool to the participating executives remains discretionary based upon the compensation committee’s determination of each participating executive’s contribution to our annual performance and value to the organization going forward. The 2009 financial performance goals and bonus pool formula have been established by the compensation committee consistent with historical practices.

Long-Term Incentive Compensation.  We believe that long-term performance is achieved through an ownership culture. Accordingly, we encourage long-term performance by our executives and other key personnel throughout the organization through the use of stock-based awards, and to this end, our Board of Directors has in the past administered our option plans liberally in terms of frequency and number of stock option grants. We have adopted the 2001 Stock Option, Deferred Stock and Restricted Stock Plan, the 2005 Stock Incentive Plan and the 2007 Omnibus Incentive Plan. These plans permit the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards. Historically, we have generally issued stock options. In addition, these stock options were historically exercisable for shares of restricted stock prior to the vesting of the stock option; however, we abandoned that practice with the adoption of the 2007 Omnibus Incentive Plan, although a number of our option holders still have unvested and unexercised options under our 2001 and 2005 plans which may be exercised prior to vesting. Unvested shares of restricted stock are generally subject to repurchase by us in the event the employee’s employment is terminated for any reason prior to the vesting of such shares. Some of the restricted stock agreements provided for termination of our repurchase right upon the consummation of our initial public offering.

Although we do not have formal stock ownership guidelines, in order to preserve the linkage between the interests of executives and other key personnel and those of stockholders, we focus on granting stock options to those executives and others who do not already have a significant level of stock ownership. Although historically we have not granted stock options to Christopher Christensen or Gregory Stapley, because each of them already has a significant level of stock ownership, we may decide to do so in the future if we believe it is necessary for incentive and retention purposes. Our executives who have significant levels of stock ownership are not permitted to hedge the economic risk of such ownership. We intend to continue to provide long-term awards through the grant of stock options, which will vest based on continued employment, and we may decide to grant other awards such as stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based awards. Early in our history, we made a very limited number of restricted stock grants, but we have not done so since 2001 and we do not have any policies for allocating compensation to different forms of equity awards. We also do not have any policies for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation or among different forms of non-cash compensation. In the future, our decision to allocate compensation to one form over another may be driven by considerations regarding their accounting impact.

Except with respect to grants to our directors, the stock options that we grant generally vest as to 20% of the shares of common stock underlying the option on each anniversary of the grant date. In addition, these stock options generally have a maximum term of ten years. The grant date of our stock options is generally the date our Board of Directors or compensation committee meets to approve such stock option grants. Our Board of Directors historically has approved stock option grants at regularly scheduled meetings. Our Board of Directors and compensation committee intend to continue this practice of approving the majority of stock-based awards at regularly scheduled meetings on a quarterly basis, unless earlier approval is required for a new-hire inducement grant, regardless of whether or not our Board of Directors or compensation committee knows material non-public information on such date. The exercise price of our stock options is the fair market value of our common stock on the date of grant as determined by the closing price of our common stock on the NSADAQ Global Select Market on the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares of common stock underlying the option, including voting rights and the right to receive dividends or dividend equivalents.

Because of his large equity stake, we have never granted stock options to our President and Chief Executive Officer, Christopher Christensen. Mr. Christopher Christensen historically has made recommendations to our Compensation Committee and Board of Directors regarding the amount of stock options and other compensation to grant to our other executives based upon his assessment of their performance, and may continue to do so in the future. Our executive officers, however, do not have any role in determining the timing of our stock option grants.

Although we do not have any formal policy for determining the amount of stock options or the timing of our stock option grants, we have historically granted stock options or restricted stock to high-performing employees (i) in recognition of their individual achievements and contributions to our company, and (ii) in anticipation of their future service and achievements.

Other Compensation.  Our executives are eligible to receive the same benefits that are available to all employees. In addition, we pay the premiums to provide life insurance equal to each executive’s annual salary and the premiums to provide accidental death and dismemberment insurance. For 2008, Christopher Christensen received an automobile allowance of $15,900.

Principal Economic Elements of Compensation for Presidents of Our Five Portfolio Companies

Base Salary.  We believe that while it is important for us to compensate the presidents of our portfolio companies competitively, we can encourage faster and more meaningful personal growth in these key leaders and better performance in their separate companies by keeping base salaries relatively low, while offering these executives a more entrepreneurial and professionally motivating experience through significant cash and stock incentives. The level of each president’s base salary is generally determined based upon our performance, the president’s performance, the respective portfolio company’s overall performance, and considerations such as the cost of living in the markets they serve, among other things. Our management exercises discretion in deciding how to reflect these items in setting base salary. Material increases or decreases in a president’s base salary are based upon these same factors, with decisions regarding any changes to base salary generally made on an annual basis.

Short-Term Cash Bonuses.  Presidents of our portfolio companies may earn cash bonuses by meeting clinical and financial measurements for their respective portfolio companies. They are eligible to earn short-term cash bonuses, the amount of which is established pursuant to a formula based upon their respective portfolio company’s income before provision for income taxes. The amount of these bonuses increases for each tier of the target milestones, and such bonuses are not subject to a cap. Each year the formula is based upon exceeding the most successful year to date, so it becomes increasingly more difficult for presidents to earn the same bonus each year. The bonuses are determined based upon management’s perception of each president’s contribution to the achievement of clinical and financial objectives during the preceding year at their portfolio company, and the value to the portfolio company going forward. The financial objective that we consider is the president’s contribution to his portfolio company’s annual income before provision for income taxes. The clinical measures that management considers include factors such as the president’s contribution to achieving positive survey results, and positive patient and resident feedback. Management also reviews and considers feedback from other employees regarding the president’s performance. Although these bonuses historically have been earned on a quarterly basis, beginning in 2007 we transitioned to an annual bonus structure for these presidents. Management has also elected to recognize the efforts of outstanding performers in the group with supplemental cash bonuses where merited, and these bonuses are discretionary. For their performance during the 2008 fiscal year, we paid the five presidents of our five principal portfolio companies an aggregate of approximately $1.8 million in cash bonuses, compared to an aggregate of approximately $450,000 for the 2007 fiscal year.

Long-Term Incentive Compensation.  Two of the main objectives of placing presidents over separate portfolio companies were to enhance our ownership culture and to preserve and extend the entrepreneurial spirit that we believe has been crucial to our success to date. We encourage long-term performance by our presidents through the use of stock-based awards, and our board of directors has made significant stock option grants to these presidents. Each of the stock options issued pursuant to our 2001 and 2005 plans may be exercised for shares of restricted stock prior to the vesting of the stock option. With some exceptions (such as in the event of death or disability), such shares of restricted stock are subject to repurchase by us in the event the president’s employment is terminated for any reason prior to the vesting of such shares. Each of these stock options has a maximum term of ten years, and vests as to 20% of the shares of common stock underlying the option grant on each anniversary of the grant date, with an exercise price generally equal to the fair market value of our common stock as determined on the date of the grant. Some of the restricted stock agreements provided for termination of our repurchase right upon the consummation of our initial public offering.

Other Compensation.  Our presidents are eligible to receive the same benefits that are available to all employees. With the exception of a small car allowance currently provided to our presidents, we do not have programs for providing perquisites or other personal benefits to presidents other than what is provided to a broad range of employees. For 2008, Michael Dalton received an automobile allowance of $11,000 and Covey Christensen received an automobile allowance of $10,525.

Principal Elements of Director Compensation

We do not compensate our non-employee directors other than for their service on our board of directors or its committees. Historically, we have compensated our non-employee board members based upon what we considered to be fair compensation without considering compensation paid by other companies. Compensation for board and committee service is now partially based upon relevant market data that we obtain by reviewing director compensation by public companies in the skilled nursing industry. To establish board compensation for 2007, our compensation committee reviewed the published director compensation information of other skilled nursing companies, including National Healthcare Corporation, Sun Healthcare Group, Inc., Kindred Healthcare, Inc. and Skilled Healthcare Group, Inc. Based on these reviews, the Committee set its annual retainers for outside directors and the chairman of the board, payments for board and committee meeting attendance, and retainers to the chairpersons of each committee at levels that we believe are comparable to the median cash compensation paid to directors of these companies, except that we believe that (i) the cash compensation payable to the chairperson of our audit committee is more than the median compensation paid to audit committee chairpersons of these other companies, and (ii) the cash compensation payable to the chairman of our board is approximately equal to or less than the median cash compensation paid to the chairpersons of the boards of directors of these other companies who receive compensation for their role as chairpersons of the board and who are not also serving as the chief executive officers of such companies. We have employed this methodology to set compensation for our non-employee directors for 2008, but the compensation committee has employed a compensation consultant to assist in refining the methodology used to set compensation for our non-employee directors during future fiscal years.

Prior to completing our initial public offering in 2007 we made only two stock option grants to our non-employee directors, which vested immediately upon the grant date. In addition, Thomas Maloof purchased 100,000 shares of restricted stock for $6,250 on August 3, 2000. Our 2007 Omnibus Incentive Plan contains an automatic option grant program for our directors. Pursuant to the automatic option grant program, non-employee directors will each receive an option to purchase 12,000 shares of common stock at the beginning of their three-year terms, with a three-year vesting schedule. Directors elected to fill less than a three-year term will receive a pro rata grant that vests over their term. Our board of directors and compensation committee considered the total compensation paid to directors of the companies named above in deciding to award these automatic option grants. However, our board of directors and compensation committee determined the amount of options to award based upon what they considered to be an appropriate incentive for board service to our company, and they did not attempt to base this number upon the number of options awarded to directors of these other companies. Our board has also determined that it may be necessary to provide additional incentives to prospective directors in order to recruit talented leaders to serve on the board. For example, the board has determined that Mr. Nackel should receive a grant of 12,000 options scheduled to vest over his initial three-year term, as a sign-on incentive in addition to his automatic grant of 12,000 options and other regular compensation for board service. These options were issued at an exercise price equal to the closing price of our stock on the grant date.

Tax Treatment of Compensation

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our principal executive officer and to each of our three most highly compensated officers (other than our principal financial officer) to $1.0 million per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of performance-based compensation. In the past, annual cash compensation to our executive officers has not exceeded $1.0 million per person, so the compensation has been deductible. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1.0 million. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1.0 million cap on deductibility. While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with our management. Based on such review and discussions with management, the compensation committee recommended to our Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Submitted by:

John G. Nackel (Chair)
Thomas A. Maloof
Dr. Antoinette T. Hubenette
Members of the Compensation Committee

Executive Compensation

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2008 by our Named Executive Officers. We have not entered into any employment agreements with our executive officers. For a discussion of the compensation of our directors, see “Director Compensation” described in Proposal 1 above.

Summary Compensation Table

					Non-Equity
					Incentive Plan
		Salary	Bonus	Option	Compensation		All Other
Name and Principal Position	Year(1)	($)	($)(2)	Awards(3)	($)		Compensation ($)		Total ($)

Christopher R. Christensen	2008	393,750	575,189	—	—		17,719	(5)	986,658
Chief Executive	2007	374,983	310,000	—	—		17,768		702,751
Officer and President	2006	346,213	500,000	—	183,368		17,587		1,047,168
Alan J. Norman	2008	239,583	293,346	9,702	—		1,732	(6)	544,363
Chief Financial	2007	228,308	169,633	9,682	—		2,062		409,684
Officer	2006	216,689	350,000	4,195	—		1,113		571,997
Gregory K. Stapley	2008	328,125	575,189	—	—		1,801	(7)	905,115
Vice President and	2007	312,483	310,000	—	—		1,765		624,247
General Counsel	2006	296,631	600,000	—	—		1,525		898,156
Michael C. Dalton	2008	175,000	—	98,925	585,503	(4)	11,415	(8)	870,843
President, Bandera	—	—	—	—	—		—		—
Healthcare, Inc.	—	—	—	—	—		—		—
Covey C. Christensen	2008	185,159	—	40,430	479,381	(4)	13,292	(9)	718,262
President, The	—	—	—	—	—		—		—
Flagstone Group, Inc.	—	—	—	—	—		—		—

(1)	This column reflects the years in which the individuals named were Named Executive Officers. Michael Dalton and Covey Christensen were not Named Executive Officers during fiscal years 2006 and 2007.

(2)	The amounts shown in this column constitute the cash bonuses made to certain Named Executive Officers. Christopher Christensen, Alan Norman and Gregory Stapley participated in our executive incentive program. These awards are discussed in further detail under the heading “Principal Elements of Executive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)	The amounts shown are the amounts of compensation cost recognized by us in fiscal years 2006 through 2008 related to options to purchase common stock which were granted between fiscal years 2006 and 2008, as a result of the adoption of SFAS 123R. These amounts disregard the estimated forfeiture rate which is considered when recognizing the SFAS 123R expense in the consolidated financial statements. For a discussion of valuation and forfeiture assumptions, see Note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(4)	Michael Dalton and Covey Christensen participated in our bonus program for presidents of our portfolio companies. These awards are discussed in further detail under the heading “Elements of Compensation for Presidents of Our Five Portfolio Companies” in the Compensation Discussion and Analysis section of this Proxy Statement.

(5)	Consists of term life insurance and accidental death and dismemberment insurance payments of $100, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,719, and a car allowance of $15,900.

(6)	Consists of term life insurance and accidental death and dismemberment insurance payments of $67 and a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $1,665.

(7)	Consists of term life and accidental death and dismemberment insurance payments of $89 and a matching contribution to The Ensign Group, Inc. 401(k) retirement program of $1,712.

(8)	Consists of term life insurance and accidental death and dismemberment insurance payments of $69, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $346 and a car allowance of $11,000.

(9)	Consists of term life insurance and accidental death and dismemberment insurance payments of $76, a matching contribution to The Ensign Group, Inc. 401(k) retirement plan of $2,691 and a car allowance of $10,525.

Grants of Plan-Based Awards — 2008

The following table sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2008.

						All Other
						Option
						Awards:
						Number of		Grant Date
		Estimated Future Payouts Under				Securities	Exercise or Base	Fair Value of
	Grant	Non-Equity Incentive Plan Awards				Underlying	Price of Option	Option
Name	Date	Threshold ($)	Target ($)		Maximum ($)	Options (#)	Awards ($/Sh)	Awards ($)(2)

Christopher R. Christensen Chief Executive Officer and President	—	—	—		—	—	—	—
Alan J. Norman Chief Financial Officer	—	—	—		—	—	—	—
Gregory K. Stapley Vice President and General Counsel	—	—	—		—	—	—	—
Michael C. Dalton President, Bandera	10/29/2008	—	—		—	10,000	14.87	6.83
Healthcare, Inc.	—	—	0	(1)	—	—	—	—
Covey C. Christensen President, The	1/22/2008	—	—		—	45,000	11.03	4.62
Flagstone Group,	10/29/2008	—	—		—	10,000	14.87	6.83
Inc.	—	—	71,020	(1)	—	—	—	—

(1)	Michael Dalton and Covey Christensen participate in our bonus program for the presidents of our portfolio companies. Presidents of our portfolio companies may earn cash bonuses for their respective subsidiaries meeting clinical standards and financial milestones pursuant to a predetermined formula based upon their respective subsidiaries’ income before provision for income taxes. This bonus program does not provide for threshold or maximum payout amounts. The amount reported in the target performance column is derived by inputting the results of the applicable subsidiary from fiscal 2007 into the formula used in 2008 and computing what the payout would be in 2008 if such subsidiary had the same results in 2008 that it had in 2007. This amount may or may not be indicative of the probable result for 2008. The actual bonus amounts earned by Michael Dalton and Covey Christensen in 2008 are shown in the “Summary Compensation Table” above.

(2)	The amounts shown are the total fair value of the options awards related to options to purchase common stock which were granted in fiscal year 2008, as a result of the adoption of SFAS 123R. These amounts disregard the estimated forfeiture rate which is considered when recognizing the SFAS 123R expense in the consolidated financial statements. For a discussion of valuation and forfeiture assumptions, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2008.

Outstanding Equity Awards at Fiscal Year-End — 2008

The following table lists the outstanding equity incentive awards held by our Named Executive Officers as of December 31, 2008.

	Option Awards							Stock Awards
												Equity
											Equity	Incentive
											Incentive	Plan
											Plan	Awards:
					Equity						Awards:	Market
					Incentive						Number of	or Payout
					Plan						Unearned	Value of
					Awards:					Market	Shares,	Unearned
	Number of		Number of		Number			Number of		Value of	Units or	Shares,
	Securities		Securities		of Securities			Shares or		Shares or	Other	Units or
	Underlying		Underlying		Underlying			Units of		Units of	Rights	Other
	Unexercised		Unexercised		Unexercised	Option		Stock That		Stock That	That Have	Rights
	Options		Options		Unearned	Exercise	Option	Have Not		Have Not	Not	That Have
	Exercisable		Unexercisable		Options	Price	Expiration	Vested		Vested	Vested	Not Vested
Name	(#)(1)(2)		(#)(2)		(#)	($)	Date	(#)(3)		($)(4)	(#)	($)

Christopher R. Christensen	—		—		—	—	—	—		—	—	—
Chief Executive Officer and President
Alan J. Norman												—
Chief Financial	—	(5)	—		—	5.75	10/31/15	9,000	(5)	150,660	—	—
Officer	5,000	(6)	—		—	7.50	07/25/16	—		—	—	—
Gregory K. Stapley	—		—		—	—	—	—		—	—	—
Vice President and General Counsel
Michael C. Dalton	—	(7)	—		—	5.75	10/31/15	8,000	(7)	133,920	—	—
President, Bandera	5,000	(8)	—		—	7.50	7/25/16	—		—	—	—
Healthcare, Inc.	5,000	(9)	—		—	7.50	7/25/16	—		—	—	—
	40,000	(10)	—		—	7.50	7/25/16	—		—	—	—
	—		10,000	(11)	—	14.87	10/28/18	—		—	—	—
Covey C. Christensen	8,000	(12)	—		—	5.75	10/31/15	—		—	—	—
President, The	4,000	(13)	—		—	7.50	7/25/16	—		—	—	—
Flagstone Group,	—		45,000	(14)	—	11.03	1/21/18	—		—	—	—
Inc.	—		10,000	(15)	—	14.87	10/28/18	—		—	—	—

(1)	All options granted under the Company’s 2001 and 2005 Plans, held by our Named Executive Officers, may be early exercised.

(2)	Options vest in equal annual installments (20% each year) on the anniversary of the date of grant with the exercised portion of partially exercised options vesting prior to the unexercised portion of such options.

(3)	The shares listed below were issued pursuant to the early exercise of stock options to purchase shares of our common stock. These shares are subject to a right of repurchase held by us that lapses over time based upon the vesting schedule of the originally issued stock options.

(4)	The market value of these shares at December 31, 2008 was $16.74.

(5)	Represents stock options granted on November 1, 2005 to purchase up to 30,000 shares. On January 29, 2008, Mr. Norman early exercised stock options to purchase the remaining 15,000 unexercised shares. Such shares became restricted stock, subject to the same vesting schedule as the stock options, of which 9,000 shares were unvested at fiscal year-end and 6,000 shares were vested at fiscal year-end.

(6)	Represents stock options granted on July 26, 2006 to purchase up to 5,000 shares.

(7)	Represents stock options granted on November 1, 2005 to purchase up to 20,000 shares. On December 28, 2007, Mr. Dalton early exercised stock options to purchase 20,000 shares. Such shares became restricted stock, subject to the same vesting schedule as the stock options, of which 8,000 shares were unvested at fiscal year-end and 12,000 shares were vested at fiscal year-end.

(8)	Represents stock options granted on July 26, 2006 to purchase up to 5,000 shares.

(9)	Represents stock options granted on July 26, 2006 to purchase up to 5,000 shares.

(10)	Represents stock options granted on July 26, 2006 to purchase up to 40,000 shares.

(11)	Represents stock options granted on October 29, 2008 to purchase up to 10,000 shares.

(12)	Represents stock options granted on November 1, 2005 to purchase up to 8,000 shares.

(13)	Represents stock options granted on July 26, 2006 to purchase up to 4,000 shares.

(14)	Represents stock options granted on January 22, 2008 to purchase up to 45,000 shares.

(15)	Represents stock options granted on October 29, 2008 to purchase up to 10,000 shares.

Option Exercises and Stock Vested — 2008

The following table provides information for our Named Executive Officers about options that were exercised and restricted stock that vested during 2008.

	Option Awards		Stock Awards
	Number of		Number of Shares
	Shares Acquired	Value Realized	Acquired on		Value Realized
Name	on Exercise (#)	on Exercise ($)	Vesting (#)		on Vesting ($)(1)

Christopher R. Christensen Chief Executive Officer and President	—	—	—		—
Alan J. Norman Chief Financial Officer	—	—	6,000(2)		109,800
Gregory K. Stapley Vice President and General Counsel	—	—	—		—
Michael C. Dalton President, Bandera Healthcare, Inc.	—	—	4,000	(3)	73,200
Covey C. Christensen President, The Flagstone Group, Inc.	—	—	—		—

(1)	The aggregate value realized upon the vesting of the stock award is based upon the aggregate market value of the vested shares of our common stock on the vesting date.

(2)	On March 30, 2006, Mr. Norman partially exercised a stock option to purchase 15,000 shares, leaving 15,000 additional shares unexercised. On January 29, 2008 Mr. Norman exercised a stock option to purchase the remaining 15,000 unexercised shares. None of these 30,000 shares were vested at the time of the initial option exercise and 12,000 shares were vested at the time of the second option exercise. To the extent that the stock options had not fully vested, such shares became restricted stock, subject to the same vesting schedule as the previously granted stock options, with the exercised portion of the initial exercise vesting prior to the second exercise portion of such options, of which 6,000 shares vested during 2008. The aggregate market value of the vested shares was calculated based on the market closing price of the Company’s common stock on November 3, 2008 of $18.30.

(3)	On December 28, 2007, Mr. Dalton exercised a stock option in full to purchase 20,000 shares, of which 8,000 shares were vested. To the extent that the stock options had not fully vested, such shares became restricted stock, subject to the same vesting schedule as the previously granted stock options, of which 4,000 shares vested during 2008. The aggregate market value of the vested shares was calculated based on the market closing price of the Company’s common stock on November 3, 2008 of $18.30.

Change-in-Control and Severance Disclosure

We have not entered into any arrangements providing for payments or benefits in connection with the resignation, severance, retirement or other termination of any of our Named Executive Officers, changes in their compensation or a change in control. However, the administrator of our equity incentive plans has the authority to accelerate the vesting of options and restricted stock, in certain circumstances, subject to the terms of the plans.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Messrs. John G. Nackel, Thomas A. Maloof and Dr. Antoinette T. Hubenette. None of the members of our compensation committee at any time has been one of our officers or employees. None of our executive officers currently serves, or during 2008 has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

EQUITY COMPENSATION PLAN INFORMATION

We maintain our 2001 Stock Option, Deferred Stock and Restricted Stock Plan, our 2005 Stock Incentive Plan and our 2007 Omnibus Incentive Plan.

The following table provides information about equity awards under our equity compensation plans as of December 31, 2008:

Number of
Securities
Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding	Outstanding	Securities
	Options, Warrants	Options, Warrants	Reflected in
Plan Category	and Rights	and Rights	the First Column)

Equity compensation plans approved by security holders	1,702,600	$9.01	1,004,798	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	1,702,600	$9.01	1,004,798

(1)	The 2007 Omnibus Incentive Plan (the “2007 Plan) incorporates an evergreen formula pursuant to which on each January 1, the aggregate number of shares reserved for issuance under the 2007 Plan will increase by a number of shares equal to (i) the lesser of 1,000,000 shares of common stock or (ii) 2% of the number of shares outstanding as of the last day of the immediately preceding fiscal year or (iii) such lesser number as determined by our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to beneficial ownership of our common stock as of March 31, 2009 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our common stock, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following March 31, 2009 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 20,582,780 shares of common stock outstanding as of March 31, 2009. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

	Number of
	Shares Beneficially	Percent of
Name and Address of Beneficial Owner	Owned(1)	Class

Named Executive Officers And Directors:
Christopher R. Christensen(2)	1,855,121	9.0
Alan J. Norman(3)	329,000	1.6
Gregory K. Stapley(4)	1,116,300	5.4
Michael C. Dalton(5)	112,400	*
Covey C. Christensen(6)	197,000	1.0
Roy E. Christensen(7)	3,403,651	16.5
Antoinette T. Hubenette(8)	48,669	*
Thomas A. Maloof(9)	107,342	*
Charles M. Blalack(10)	552,943	2.7
John G. Nackel(11)	6,000	*
All Executive Officers and Directors as a Group (14 Persons)(12)	8,171,424	39.1
Other Five Percent Stockholders:
Terri M. Christensen(13)	1,765,590	8.6

*	Means less than 1%.

(1)	Includes shares of restricted stock. Restricted stock may not be disposed of until vested and is subject to repurchase by us upon termination of service to us.

(2)	Represents 1,848,500 shares held by Hobble Creek Investments, of which Christopher Christensen is the sole member, 2,621 shares held by Christopher Christensen’s spouse, and 4,000 shares held by Mr. Christensen’s former spouse as custodian for their minor children under the California Uniform Transfers to Minors Act. Mr. Christensen’s former spouse holds voting and investment power over the shares held for their children.

(3)	Includes options to purchase 5,000 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2009.

(4)	Represents 1,054,800 shares held by the Stapley Family Trust dated April 25, 2006, 16,000 shares held by Deborah Stapley as custodian for the minor children of Gregory Stapley and Deborah Stapley under the California Uniform Transfers to Minor Act and 45,500 shares held by the Marian K. Stapley Revocable Trust dated April 29,1965, of which Mr. Stapley is trustee. Mr. Stapley and his spouse share voting and investment power over the shares held by the Stapley Family Trust, Mr. Stapley’s spouse holds voting and investment power over the shares held for their minor children and Mr. Stapley holds, as trustee, voting and investment power over the shares held by the Marian K. Stapley Revocable Trust.

(5)	Includes stock options to purchase 50,000 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2009.

(6)	Includes stock options to purchase 21,000 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2009.

(7)	Represents 3,403,651 shares held by the Christensen Family Trust dated August 17, 1992. Mr. Christensen and his spouse share voting and investment power over the Christensen Family Trust.

(8)	Includes stock options to purchase 4,000 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2009.

(9)	Includes stock options to purchase 4,000 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2009.

(10)	Represents 285,585 shares held directly by Mr. Blalack and 267,358 shares held by the Blalack Family Trust dated December 1, 1994, and includes stock options to purchase 4,000 shares of common stock that are currently exercisable or exercisable within 60 days after March 31,2009. Mr. Blalack and his spouse share voting power and investment power over the Blalack Family Trust.

(11)	Represents 6,000 shares held by the Nackel Family Trust dated June 30, 1997. Mr. Nackel and his spouse share voting power and investment power over the Nackel Family Trust.

(12)	Includes stock options to purchase 335,500 shares of common stock that are currently exercisable or exercisable within 60 days after March 31, 2009.

(13)	Represents beneficial ownership as of December 31, 2007 as reported on Schedule 13G filed by Ms. Christensen on February 17, 2009, which indicates that Ms. Christensen held 1,761,590 shares individually and 4,000 shares as custodian for her minor children under the California Uniform Transfers to Minor Act. Ms. Christensen holds voting and investment power over the shares held for her children. The business address of Ms. Christensen is c/o The Ensign Group, Inc., 27101 Puerta Real, Suite 450, Mission Viejo, CA 92691.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than ten percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2008, with the exception of a late filing by Mr. Thomas Maloof of a Form 4 with respect to one (1) transaction, which was subsequently reported on a Form 4.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2008, there has not been, nor is there any proposed transaction in which we were or will be a party or in which we were or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements and other agreements and transactions which are described in “Compensation Discussion and Analysis” and the transactions described below.

Family Relationships

David Sedgwick is the brother-in-law of Gregory Stapley. David Sedgwick has served as our Vice President of Organizational Development since December 2006. Mr. Sedgwick joined Ensign in 2001, and from September 2002 to December 2006, he served as an administrator at several of our operating facilities. As Vice President of Organizational Development, Mr. Sedgwick is responsible for Ensign University, our training and professional growth program, and a key element of our talent-driven management approach. Mr. Sedgwick also oversees human resources and related functions, and is currently leading a number of employee and customer satisfaction and quality initiatives within our organization. From January 1, 2008 through December 31, 2008, we paid David Sedgwick total cash compensation of

$329,173. On October 29, 2008 we granted David Sedgwick 10,000 non-qualified stock options with an exercise price of $14.87 per share that vest over a five-year period from the grant date.

Tyler Albrechtsen is the brother of John Albrechtsen. Tyler Albrechtsen has served as a facility Executive Director since August 2006. He previously served as administrator-in-training from January 2006 to August 2006. From January 1, 2008 through December 31, 2008, we paid Tyler Albrechtsen total cash compensation of $184,377. On January 22, 2008 we granted Tyler Albrechtsen 7,000 non-qualified stock options with an exercise price of $11.03 per share that vest over a five-year period from the grant date. On April 14, 2008 we granted Tyler Albrechtsen 4,000 non-qualified stock options with an exercise price of $9.83 per share that vest over a five-year period from the grant date. On July 31, 2008 we granted Tyler Albrechtsen 3,000 non-qualified stock options with an exercise price of $12.00 per share that vest over a five-year period from the grant date. On October 29, 2008 we granted Tyler Albrechtsen 2,000 non-qualified stock options with an exercise price of $14.87 per share that vest over a five-year period from the grant date.

Indemnification Provisions

We have entered into indemnification agreements with each of our directors, officers and certain key employees. These indemnification agreements, along with our amended and restated certificate of incorporation and amended and restated bylaws, require us to indemnify such persons to the fullest extent permitted by Delaware law.

Policies and Procedures for Transactions with Related Persons

The Audit Committee has approved or ratified all of the transactions described in “Certain Relationships and Related Party Transactions.” We expect our audit committee will review potential conflict of interest situations, on an ongoing basis, any future proposed transaction, or series of transactions, with related persons, and either approve or disapprove each reviewed transaction or series of related transactions with related persons. On August 14, 2007, we adopted a written policy and procedures with respect to related person transactions, which includes specific provisions for the approval of related person transactions. Pursuant to this policy, related person transactions include a transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which we and certain enumerated related persons participate, the amount involved exceeds $120,000 and the related person has a direct or indirect material interest.

In the event that a related person transaction is identified, such transaction must be reviewed and approved or ratified by our audit committee. If it is impracticable for our audit committee to review such transaction, pursuant to the policy, the transaction will be reviewed by the chair of our audit committee, whereupon the chair of our audit committee will report to the audit committee the approval or disapproval of such transaction.

In reviewing and approving related person transactions, pursuant to the policy, the audit committee, or its chair, shall consider all information that the audit committee, or its chair, believes to be relevant and important to a review of the transaction and shall approve only those related person transactions that are determined to be in, or not inconsistent with, our best interests and that of our stockholders, taking into account all available relevant facts and circumstances available to the audit committee or its chair. Pursuant to the policy, these facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. Pursuant to the policy, no member of the audit committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission (“SEC”) and our amended and restated bylaws. Stockholder proposals that are intended to be presented at our 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than December 24, 2009, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our amended and restated bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our current amended and restated bylaws, the deadline for submitting a stockholder proposal or a nomination for director is not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting, or not later than the close of business on the 10th day following the date on which we publicly disclosure the date of the meeting, whichever occurs first.

Stockholder proposals must be in writing and should be addressed to our corporate Secretary, at our principal executive offices at 27101 Puerta Real, Suite 450, Mission Viejo, California 92691. It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our amended and restated bylaws and conditions established by the SEC.

OTHER MATTERS

We do not know of any business, other than described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the Securities and Exchange Commission (the “Commission”). Any interested party may inspect information we have filed, without charge, at the public reference facilities of the Commission at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the Commission maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the Commission at http://www.sec.gov.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 2009, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO GREGORY K. STAPLEY, SECRETARY, THE ENSIGN GROUP, INC., 27101 PUERTA REAL, SUITE 450, MISSION VIEJO, CALIFORNIA 92691.

Appendix A

THE ENSIGN GROUP, INC.
2007 OMNIBUS INCENTIVE PLAN

Section 1.		Purpose	A-1
Section 2.		Definitions	A-1
Section 3.		Administration	A-3
(a	)	Power and Authority of the Committee	A-3
(b	)	Power and Authority of the Board	A-4
Section 4.		Shares Available for Awards	A-4
(a	)	Shares Available	A-4
(b	)	Accounting for Awards	A-4
(c	)	Adjustments	A-4
Section 5.		Eligibility	A-5
Section 6.		Awards	A-5
(a	)	Options	A-5
(b	)	Stock Appreciation Rights	A-6
(c	)	Restricted Stock and Restricted Stock Units	A-6
(d	)	Performance Awards	A-6
(e	)	Dividend Equivalents	A-7
(f	)	Other Stock Grants	A-7
(g	)	Other Stock-Based Awards	A-7
(h	)	General	A-7
(i	)	Directors’ Automatic Option Grant Program	A-8
Section 7.		Amendment and Termination; Adjustments	A-9
(a	)	Amendments to the Plan	A-9
(b	)	Amendments to Awards	A-10
(c	)	Correction of Defects, Omissions and Inconsistencies	A-10
Section 8.		Income Tax Withholding	A-10
Section 9.		General Provisions	A-10
(a	)	No Rights to Awards	A-10
(b	)	Award Agreements	A-10
(c	)	Plan Provisions Control	A-10
(d	)	No Rights of Stockholders	A-10
(e	)	No Limit on Other Compensation Arrangements	A-11
(f	)	No Right to Employment	A-11
(g	)	Governing Law	A-11
(h	)	Severability	A-11
(i	)	No Trust or Fund Created	A-11
(j	)	Other Benefits	A-11
(k	)	No Fractional Shares	A-11
(l	)	Headings	A-11
(m	)	Section 16 Compliance; Section 162(m) Administration	A-11
(n	)	Conditions Precedent to Issuance of Shares	A-12
Section 10.		Effective Date of the Plan	A-12
Section 11.		Term of the Plan	A-12

i

Appendix A

THE ENSIGN GROUP, INC.

2007 OMNIBUS INCENTIVE PLAN

Section 1.  Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to continue in the Company’s employ or service and to afford such persons an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company.

Section 2.  Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Automatic Option Grant Program” shall mean the Directors’ Automatic Option Grant Program described in Section 6(i) of the Plan.

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Company’s compensation committee. The Committee shall be comprised of at least two Directors but not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall each be an “Outside Director.”

(i) “Company” shall mean The Ensign Group, Inc., a Delaware corporation, and any successor corporation.

(j) “Director” shall mean a member of the Board, including any Non-Employee Director.

(k) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(l) “Eligible Person” shall mean any employee, officer, consultant, independent contractor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

(m) “Equity Restructuring” shall mean a dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event that affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be the closing sale price of one Share as reported on the Nasdaq Global Market or such other principal United States securities market for such Shares on the date as of which Fair Market Value is being determined, if the Shares are then listed on the Nasdaq Global Market or another principal United States securities market for such Shares.

(p) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.

(q) “Non-Employee Director” shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 (which term “Non-Employee Director” is defined in this paragraph for purposes of the definition of “Committee” only and is not intended to define such term as used elsewhere in the Plan).

(r) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(s) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(t) “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(u) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(v) “Outside Director” shall mean any Director who is an “outside director” within the meaning of Section 162(m) of the Code.

(w) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(x) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(y) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary or business unit basis: revenue, cash flow, gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings, earnings per share, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee shall establish the Performance Goals for an Award on or before the 90th day of the applicable performance period for which Performance Goals are established and in no event after 25% of the applicable performance period has elapsed and in any event when the achievement of the applicable Performance Goals remains substantially uncertain. The Committee may appropriately adjust any evaluation of performance under such Performance Goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(z) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(aa) “Plan” shall mean The Ensign Group, Inc. 2007 Omnibus Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(bb) “Qualified Performance Based Award” shall have the meaning set forth in Section 6(d) of the Plan.

(cc) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(dd) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or evidencing the right to receive a cash payment equal to the Fair Market Value of a Share if explicitly so provided in the Award Agreement) at some future date.

(ee) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

(ff) “Section 162(m)” shall mean Section 162(m) of the Code and the applicable Treasury Regulations promulgated thereunder.

(gg) “Securities Act” shall mean the Securities Act of 1933, as amended.

(hh) “Service” shall mean the Participant’s performance of services for the Company (or any Affiliate) in the capacity of an employee, officer, consultant, independent contractor or director.

(ii) “Share” or “Shares” shall mean a share or shares of common stock, $0.001 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(jj) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.  Administration

(a) Power and Authority of the Committee.  The Plan shall be administered by the Committee. Any Awards made to members of the Committee, however, should also be authorized by a disinterested majority of the Board. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award. The administration of the Automatic Option Grant Program, however, shall be self-executing in accordance with the terms of that program so that neither the Board nor any Committee shall exercise any discretionary functions with respect to any Awards made under that program.

(b) Power and Authority of the Board.  Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, but only to the extent it would not cause a loss of any benefits under Section 162(m).

Section 4.  Shares Available for Awards

(a) Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 1,000,000, plus an automatic annual increase on the first day of each of the Company’s fiscal years beginning on January 1, 2008 equal to the lesser of (i) 1,000,000 shares of Common Stock or (ii) two percent (2.0%) of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (iii) such lesser number as determined by the Board. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, (i) the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,000,000, plus the automatic annual increase described above, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision and (ii) the number of Shares available for granting Restricted Stock and Restricted Stock Units shall not exceed 1,000,000, plus the automatic annual increase described above, subject to adjustment as provided in Section 4(c) of the Plan.

(b) Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(c) Adjustments.  In the event of any Equity Restructuring, the number and type of Shares (or other securities or other property) subject to outstanding Awards, and the purchase price or exercise price with respect to any Award will be proportionately adjusted; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. The adjustments provided under this Section 4(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company. The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 4(a) and 6(d) hereof). Notwithstanding the above, in the event (i) of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event or (ii) the Company shall enter into a written agreement to undergo such a transaction or event, the Committee may, in its sole discretion, cancel any or all outstanding Awards and pay to the holders of any such Awards that are otherwise vested, in cash, the value of such Awards based upon the price per share of capital stock received or to be received by other stockholders of the Company in such event.

Section 5.  Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards

(a) Options.  The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term.  The term of each Option shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.

(iii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

(D) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive a number of Shares equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

(c) Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Issuance of Shares.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions and possible forfeiture applicable to such Restricted Stock, as set forth in the Award Agreement.

(iii) Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of Service (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. From time to time, the Committee may designate an Award granted pursuant to the Plan as an award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (a “Qualified Performance Based Award”). Qualified Performance Based Awards shall, to the extent required by Section 162(m), be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The Committee shall also certify in writing that such Performance Goals have been met prior to payment of the Qualified Performance Based Awards to the extent required by Section 162(m). Subject to adjustment as provided in Section 4(c), no Participant may be granted (i) Options or Stock Appreciation Rights during any performance period with respect to more than 2,500,000 Shares or (ii) Restricted Stock, Restricted Stock Units, Other Stock Grants or Other Stock-Based Awards in any performance period that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in Shares with respect to more than 2,500,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any performance period with respect to Performance Awards that are intended to comply with the performance-based exception under Section 162(m) of the Code and are denominated in cash is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

(e) Dividend Equivalents.  The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f) Other Stock Grants.  The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Other Stock Grant may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards.  The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(h) General.

(i) Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.

(ii) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards.  No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may, at any time that such Participant holds such Option, transfer a Non-Qualified Stock Option to any “Family Member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act), provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award (other than an Incentive Stock Option) or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award (other than an Incentive Stock Option) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards.  Subject to Section 6(a)(iv)(C), the term of each Award shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.

(vi) Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required, and shall have no liability for failure, to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been and continue to be admitted for trading on such securities exchange. No Shares or other assets shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable pursuant to the Plan, and all applicable listing requirements of any stock exchange or trading system, including the Nasdaq Stock Market, on which Common Stock is then traded. No Shares shall be issued or delivered pursuant to the Plan, and the Company shall have no liability for failure to issue or deliver Shares under the Plan, if doing so would violate any internal policies of the Company.

(vii) Prohibition on Repricing.  Except as provided in Section 4(c) of the Plan, no Option or Stock Appreciation Right may be amended to reduce its initial exercise or grant price and no Option or Stock Appreciation Right shall be canceled and replaced with Options or Stock Appreciation Rights having a lower exercise or grant price, without the approval of the stockholders of the Company.

(i) Directors’ Automatic Option Grant Program.

(i) Automatic Grants — Election for a Three-Year Term.  Each non-employee director shall receive on the date at which he or she is appointed, elected or re-elected to serve a three-year term, a Non-Qualified Option to purchase 12,000 Shares. The exercise price for such Shares shall be 100% of the Fair Market Value of the Shares on the date of grant. Each such Option shall become exercisable in accordance with the vesting schedule below, shall be exercisable for 10 years following the date of grant and shall be generally subject to the terms and conditions set forth in the Plan. Each such Option shall vest in three equal annual installments of 4,000 Shares upon the non-employee director’s completion of each year of service as a Board member over the three-year period measured from the date of grant. There shall be no limit on the number of such automatic Option grants any one non-employee director may receive over his or her period of Board service, and non-employee directors who have previously been employees of the Company (or any Affiliate) or who have received one or more Option grants from the Company prior to becoming a non-employee director shall be eligible to receive one or more such automatic Option grants over their period of continued Board service.

(ii) Annual Automatic Grants — Election for Other Term.  In the event that a non-employee director is appointed, elected or re-elected to serve a term of less than three years, such non-employee director shall receive on the date of such appointment, election or re-election to serve a one-year term or a two-year term, a

Non-Qualified Option to purchase 4,000 Shares or 8,000 Shares, as the case may be. The exercise price for such Shares shall be 100% of the Fair Market Value of the Shares on the date of grant. Each such Option shall become exercisable in accordance with the vesting schedule below, shall be exercisable for 10 years following the date of grant and shall be generally subject to the terms and conditions set forth in the Plan. Each such Option for 8,000 Shares shall vest in two equal annual installments of 4,000 Shares upon the non-employee director’s completion of each year of service as a Board member over the two-year period measured from the date of grant, and each such Option for 4,000 Shares shall vest in a single installment of 4,000 Shares upon the non-employee director’s completion of one year of service as a Board member measured from the date of grant. There shall be no limit on the number of such automatic Option grants any one non-employee director may receive over his or her period of Board service, and non-employee directors who have previously been employees of the Company (or any Affiliate) or who have received one or more Option grants from the Company prior to becoming a non-employee director shall be eligible to receive one or more such automatic Option grants over their period of continued Board service.

(iii) Termination of Board Service.  The following provisions shall govern the exercise of any options granted to non-employee directors pursuant to the Automatic Option Grant Program that are outstanding at the time the non-employee director ceases to serve as a Board member:

(A) Should the non-employee director’s service as a Board member cease for any reason while one or more Options granted pursuant to this Automatic Option Grant Program are outstanding, then each such Option shall remain exercisable, for any or all of the vested Shares for which the Option is exercisable at the time of such cessation of Board service, until the earlier of (i) the termination date of the Option or (ii) the expiration of 90 days measured from the date the non-employee director’s Board service ceases. Upon the expiration of the 90-day post-termination exercise period, or (if earlier) upon the termination date of the Option, the Option shall terminate with respect to any vested Shares for which the Option has not been exercised.

(B) Each Option granted pursuant to this Automatic Option Grant Program that is outstanding at the time of the non-employee director’s cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all unvested Shares for which the Option is not otherwise at that time exercisable.

(iv) Change in Control.  In the event of a Change in Control effected during the non-employee director’s period of Board service, the vesting of each Option granted pursuant to this Automatic Option Grant Program at the time held by such non-employee director shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Change in Control, become exercisable for all of the Shares at the time subject to such Option and may be exercised for all or any portion of such Shares. Upon the consummation of the Change in Control, all Options granted pursuant to this Automatic Option Grant Program shall terminate and cease to be outstanding, unless assumed by the successor corporation.

(v) Remaining Terms.  The remaining terms and conditions of each Option granted pursuant to this Automatic Option Grant Program shall be substantially the same as the terms in effect for Options made under the Plan and shall be set forth in an Option Agreement.

Section 7.  Amendment and Termination; Adjustments

(a) Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) violates the rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to the Company;

(ii) causes the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan;

(iii) increases the number of shares authorized under the Plan as specified in Section 4(a);

(iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b) of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 6(h)(vii) of the Plan; or

(v) would prevent the grant of Options or Stock Appreciation Rights that would qualify under Section 162(m) of the Code.

(b) Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. Notwithstanding the foregoing, the Committee shall not waive any conditions or rights of the Company, or otherwise amend or alter any outstanding Qualified Performance Based Award in such a manner as to cause such Award not to constitute “qualified performance based compensation” within the meaning of Section 162(m) of the Code.

(c) Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.  Income Tax Withholding

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations). The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.  General Provisions

(a) No Rights to Awards.  No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) Plan Provisions Control.  In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Stockholders.  Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

(e) No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or as giving a director of the Company or an Affiliate the right to continue as a director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or Service at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law.  The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(h) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits.  No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) Section 16 Compliance; Section 162(m) Administration.  The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with

Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons. With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(n) Conditions Precedent to Issuance of Shares.  Shares shall not be issued, and the Company shall not have any liability for failure to issue Shares, pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

Section 10.  Effective Date of the Plan

The Plan shall be effective as of the date on which the Company’s registration statement on Form S-1 relating to the initial public offering of its common stock is declared effective by the Securities and Exchange Commission, subject to the prior approval of the Board and stockholders of the Company.

Section 11.  Term of the Plan

No Award shall be granted under the Plan after (a) the tenth anniversary of the earlier of (i) the date on which this Plan was adopted by the Board or (ii) the date this Plan was approved by the stockholders of the Company, or (b) any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

PROXY
THE ENSIGN GROUP, INC.
27101 Puerta Real, Suite 450, Mission Viejo, California 92691
ANNUAL MEETING OF STOCKHOLDERS, WEDNESDAY, MAY 20, 2009
(This Proxy is Solicited on Behalf of the Board of Directors)
The undersigned hereby appoints Christopher R. Christensen and Gregory K. Stapley, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of The Ensign Group, Inc. (“Ensign”) held of record by the undersigned on April 14, 2009 at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Ensign’s Southland Care Center and Home facility, located at 11701 Studebaker Road, Norwalk, California 90650 at 10:00 a.m. PDT, on Wednesday, May 20, 2009 and at any adjournments or postponements thereof. Directors to the facility in order to attend the Annual Meeting may be obtained by calling (949) 487-9500. The undersigned also acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the proxy statement and the annual report on Form 10-K for the year ended December 31, 2008, which were furnished with this proxy.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER
MEETING TO BE HELD ON MAY 20, 2009:
THE PROXY STATEMENT AND ANNUAL REPORT TO SECURITY HOLDERS ARE AVAILABLE AT
HTTP://WWW.CFPPROXY/6359
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the director nominee and FOR each of the other proposals set forth hereon.
1.	ELECTION OF CLASS II DIRECTOR as follows:

☐ FOR	☐ WITHHOLD
NOMINEE: Christopher R. Christensen, for a three-year term.

2.	RATIFICATION OF APPOINTMENT OF THE DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	RATIFICATION OF THE 2007 OMNIBUS INCENTIVE PLAN TO PRESERVE THE COMPANY’S ABILITY TO DEDUCT COMPENSATION THAT QUALIFIES AS PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(m) OF THE INTERNAL REVENUE CODE.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	In their discretion, the Proxies are authorized to vote upon all other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof, provided that discretionary voting on such other matters is permitted by applicable rules and regulations.

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Share:

Name:		Acct #:

Address:

Signature

	Signature	Date:

NOTE: This proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
BY USING THE ENCLOSED ENVELOPE.